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                                                                    EXHIBIT 99.2

REVOCABLE
PROXY
                FIRST FEDERAL SAVINGS BANK OF BRUNSWICK, GEORGIA
           PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 11, 1997.

    The undersigned hereby appoints Robert E. Strange and Gerry Earp, or either of them with individual power of substitution, proxies to vote all shares of the Common Stock of First Federal Savings Bank of Brunswick, Georgia ("First Federal") which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held at the main office of Brunswick located at 777 Gloucester Street, Brunswick, Georgia, on Friday, April 11, 1997, at 10:30 A.M., Eastern Standard Time, and at any adjournment thereof.

    SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF PROPOSAL 1. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR:
     1. FOR   or WITHOUT  , authority to vote on the approval of: an Amended and
        Restated Agreement and Plan of Reorganization, dated as of November 20, 1989, between NationsBank Corporation ("NationsBank") (as successor to C&S/Sovran Corporation, The Citizens and Southern Corporation, Citizens and Southern Georgia Corporation and The Citizens and Southern National Bank (collectively, "C&S/Sovran")) and First Federal; Amendment Number One to the Amended and Restated Agreement and Plan of Reorganization, dated as of August 20, 1990, between NationsBank (as successor to C&S/Sovran) and First Federal; Amendment Number Two to the Amended and Restated Agreement and Plan of Reorganization, dated as of December 19, 1990, between NationsBank (as successor to C&S/Sovran) and First Federal; Order of the Superior Court of Glynn County, Georgia, dated December 16, 1994; Order of the Superior Court of Glynn County, Georgia dated October 11, 1996; letter from First Federal to NationsBank, dated November 12, 1996, regarding the calculation of the number of shares of NationsBank common stock to be received by First Federal stockholders in the transaction; and letter from First Federal to NationsBank, dated January 17, 1997, waiving certain provisions of the foregoing
        Amendments Number One and Two and the transactions contemplated thereby.

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                                          PLEASE MARK, SIGN BELOW, DATE AND
                                          RETURN THIS PROXY PROMPTLY IN THE
                                          ENVELOPE FURNISHED.

                                          PLEASE SIGN EXACTLY AS NAME APPEARS
                                          BELOW. WHEN SHARES ARE HELD BY JOINT
                                          TENANTS, BOTH SHOULD SIGN. WHEN
                                          SIGNING AS ATTORNEY, AS EXECUTOR,
                                          ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                          PLEASE GIVE FULL TITLE AS SUCH. IF A
                                          CORPORATION, PLEASE SIGN IN FULL
                                          CORPORATE NAME BY PRESIDENT OR OTHER
                                          AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                          PLEASE SIGN IN PARTNERSHIP NAME BY
                                          AUTHORIZED PERSON.

                                          SHARES

                                          DATED                     , 1997

                                          SIGNATURE

                                          SIGNATURE IF HELD JOINTLY

 PLEASE MARK HERE IF YOU INTEND TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS.